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                                                                      EXHIBIT 5


                                December 8, 1995


The Summit Bancorporation
One Main Street
Chatham, NJ 07928

Re:    The Summit Bancorporation
       Acquisition of Garden State Bancshares, Inc.
       Registration Statement on Form S-4
       Issuance of Shares of Common Stock, No Par Value

Dear Sirs:

        We have been asked to give our opinion with respect to a proposed offering of shares of Common Stock of The Summit Bancorporation ("Summit"), no par value (the "Shares"), to be issued in connection with the acquisition of Garden State Bancshares, Inc. ("Garden State") by Summit pursuant to the Agreement dated as of June 13, 1995 (the "Agreement"), between Summit and Garden State. We have examined, and are familiar with, the Restated Certificate of Incorporation, as amended, and the By-Laws of Summit, as well as the Agreement. In addition to the documents referred to above, we have examined such other documents and records of Summit as we deem appropriate. Based upon the foregoing, we are of the opinion that:

        1. Summit was organized and is validly existing as a business corporation under the laws of the State of New Jersey;

        2. The corporate proceedings undertaken to authorize the issuance of the Shares have been taken in accordance with applicable law;

        3.  The issuance of the Shares has been validly authorized; and

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        4.  The Shares, when issued and exchanged in accordance with the
Agreement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Prospectus comprising part of that Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of Summit in connection with the registration of the Shares under the securities or Blue Sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                BOURNE, NOLL & KENYON

                                                /s/ Bourne, Noll & Kenyon


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